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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ---------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                August 26, 1998

                        Marvel Entertainment Group, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


    Delaware                    1-10779                        94-3024816
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(State or other               (Commission                    (IRS Employer
jurisdiction of               File Number)                   Identification
 incorporation)                                                  Number)



                   387 Park Avenue, New York, New York 10016
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               (Address of principal executive office) (Zip Code)


                                 (212) 696-0808
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              (Registrant's telephone number including area code)



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         (Former Name and Former Address, If Changed Since Last Report)




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ITEM 5.    OTHER EVENTS.

The Registrant was advised by letter from the New York Stock Exchange (the "NYSE") dated August 26, 1998 that the Securities and Exchange Commission, by order dated June 12, 1998 (the "Order"), had granted the application of the NYSE for removal of the Registrant's Common Stock from listing and registration on the NYSE under the Securities Exchange Act of 1934, as amended. Pursuant to the Order, the removal of the Registrant's Common Stock from listing and registration on the NYSE became effective at the opening of the trading session on June 15, 1998.

On August 24, 1998, August J. Liguori, Executive Vice President and Chief Financial Officer of the Registrant, resigned effective August 31, 1998. Marvel, which has been in bankruptcy since December 27, 1996, intends to fill the functions performed by Mr. Liguori through a combination of Marvel's internal accounting and financial staff and outside advisors.

On July 30, 1997, the Delaware District Court approved a global settlement between Marvel, Toy Biz and other interested parties to the bankruptcy proceedings and on July 31, 1998 confirmed the Fourth Amended Plan of Reorganization. Marvel anticipates the consummation of the bankruptcy proceedings on or about September 30, 1998. Upon consummation, the court appointed Chapter 11 Trustee will be replaced by the newly elected Board of Directors who will take over the management of Registrant.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MARVEL ENTERTAINMENT GROUP, INC.
                                        (Registrant)



Dated September 10, 1998
                                        By  /s/ John J. Gibbons
                                            --------------------------------
                                        Name:   John J. Gibbons
                                        Title:  Chapter 11 Trustee